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                                     Exhibit 5



                          VENABLE, BAETJER AND HOWARD, LLP
                        1800 Mercantile Bank & Trust Company
                                 Two Hopkins Plaza
                             Baltimore, MD  21201-2978


                                 February 13, 1998


Chapman Holdings, Inc.
The World Trade Center-Baltimore
401 E. Pratt Street
28th Floor
Baltimore, Maryland  21202

     Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have acted as counsel for Chapman Holdings, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company and the issuance of up to 1,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock").

     As counsel for the Company, we are familiar with its Charter and Bylaws.
We have examined the prospectus included in its Registration Statement on Form SB-2 (File No. 333-43487) (the "Registration Statement"), substantially in the form in which it is to become effective (collectively, the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

     We have also examined and relied upon such corporate records of the Company and other documents and certificates

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Chapman Holdings, Inc.
February 13, 1998
Page 2


with respect to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to the documents we have received, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion and so advise you that the 1,000,000 shares of Common Stock to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will be validly and legally issued and will be fully paid and nonassessable.

     This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."

                         Very truly yours,


                                /S/ VENABLE, BAETJER AND HOWARD, LLP
                         -----------------------------------------------------
                         VENABLE, BAETJER AND HOWARD, LLP